                                                                     EXHIBIT 2.1


                            AGREEMENT AND PLAN OF MERGER


                                    BY AND AMONG


                            DURA PHARMACEUTICALS, INC.,


                          STARFISH ACQUISITION CORP., INC.


                                        AND


                      SPIROS DEVELOPMENT CORPORATION II, INC.




                                    DATED AS OF

                                   MARCH 20, 2000

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . 1
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2    Interpretation.. . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE II THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.2    Directors and Officers of the Surviving Corporation. . . . 7
     Section 2.3    Effective Time . . . . . . . . . . . . . . . . . . . . . . 7
     Section 2.4    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 2.5    Subsequent Actions.. . . . . . . . . . . . . . . . . . . . 7
ARTICLE III CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.1    Conversion of Capital Stock. . . . . . . . . . . . . . . . 7
     Section 3.2    Exchange of Certificates . . . . . . . . . . . . . . . . . 8
     Section 3.3    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . 9
     Section 3.4    Company Stock Option Plans.. . . . . . . . . . . . . . . .10
     Section 3.5    Certain Adjustments. . . . . . . . . . . . . . . . . . . .10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . .10
     Section 4.1    Organization; Qualification. . . . . . . . . . . . . . . .10
     Section 4.2    Capitalization . . . . . . . . . . . . . . . . . . . . . .11
     Section 4.3    Authorization, Validity of Agreement, Company Action . . .11
     Section 4.4    Board Approvals Regarding Transactions . . . . . . . . . .12
     Section 4.5    Vote Required. . . . . . . . . . . . . . . . . . . . . . .12
     Section 4.6    Consents and Approvals, No Violations. . . . . . . . . . .12
     Section 4.7    Reports and Financial Statements . . . . . . . . . . . . .12
     Section 4.8    No Undisclosed Liabilities . . . . . . . . . . . . . . . .13
     Section 4.9    Litigation . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 4.10   Information Supplied . . . . . . . . . . . . . . . . . . .13
     Section 4.11   Opinion of Financial Advisor . . . . . . . . . . . . . . .14
     Section 4.12   Insider Interests. . . . . . . . . . . . . . . . . . . . .14
     Section 4.13   Brokers or Finders . . . . . . . . . . . . . . . . . . . .14
ARTICLE V REPRESENTATIONS AND WARRANTIES OF the Parent AND Merger Sub. . . . .14
     Section 5.1    Organization; Qualification. . . . . . . . . . . . . . . .14
     Section 5.2    Capitalization.. . . . . . . . . . . . . . . . . . . . . .15
     Section 5.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .15
     Section 5.4    Authorization, Validity of Agreement, Necessary Action . .16
     Section 5.5    Warrant Shares . . . . . . . . . . . . . . . . . . . . . .16
     Section 5.6    Consents and Approvals, No Violations. . . . . . . . . . .16
     Section 5.7    Reports and Financial Statements . . . . . . . . . . . . .16
     Section 5.8    Information Supplied . . . . . . . . . . . . . . . . . . .17
     Section 5.9    Sufficient Funds . . . . . . . . . . . . . . . . . . . . .18
     Section 5.10   Share Ownership. . . . . . . . . . . . . . . . . . . . . .18
     Section 5.11   Merger Sub's Operations. . . . . . . . . . . . . . . . . .18

     Section 5.12   Brokers or Finders . . . . . . . . . . . . . . . . . . . .18
     Section 5.13   Litigation.. . . . . . . . . . . . . . . . . . . . . . . .18
ARTICLE VI COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 6.1    Interim Operations of the Company. . . . . . . . . . . . .18
     Section 6.2    Access . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 6.3    Reasonable Efforts . . . . . . . . . . . . . . . . . . . .20
     Section 6.4    No Solicitation of Competing Transaction . . . . . . . . .22
     Section 6.5    Publicity. . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 6.6    Notification of Certain Matters. . . . . . . . . . . . . .23
     Section 6.7    Directors' and Officers' Insurance and Indemnification . .24
     Section 6.8    State Takeover Laws. . . . . . . . . . . . . . . . . . . .24
     Section 6.9    Merger Sub Compliance. . . . . . . . . . . . . . . . . . .25
     Section 6.10   Preparation of Proxy Statement; The Special Meeting. . . .25
ARTICLE VII CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     Section 7.1    Conditions to Each Party's Obligation to Effect  . . . . .26
                    the Merger . . . . . . . . . . . . . . . . . . . . .
     Section 7.2    Company's Obligations to Effect the Merger . . . . . . . .26
     Section 7.3    Conditions to the Parent's and Merger Sub's Obligations
                    to Effect the Merger . . . . . . . . . . . . . . . . . . .27
ARTICLE VIII TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     Section 8.1    Termination. . . . . . . . . . . . . . . . . . . . . . . .27
     Section 8.2    Effect of Termination. . . . . . . . . . . . . . . . . . .28
ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 9.1    Fees and Expenses. . . . . . . . . . . . . . . . . . . . .29
     Section 9.2    Amendment and Modification . . . . . . . . . . . . . . . .29
     Section 9.3    Nonsurvival of Representations and Warranties. . . . . . .29
     Section 9.4    Notices. . . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 9.5    Counterparts . . . . . . . . . . . . . . . . . . . . . . .30
     Section 9.6    Entire Agreement; No Third Party Beneficiaries . . . . . .30
     Section 9.7    Severability . . . . . . . . . . . . . . . . . . . . . . .30
     Section 9.8    Governing Law. . . . . . . . . . . . . . . . . . . . . . .31
     Section 9.9    Enforcement. . . . . . . . . . . . . . . . . . . . . . . .31
     Section 9.10   Extension, Waiver. . . . . . . . . . . . . . . . . . . . .31
     Section 9.11   Assignment . . . . . . . . . . . . . . . . . . . . . . . .31

Exhibit A - Form of Parent Warrant Agreement
Exhibit B - Terms of the Parent Warrants

                            AGREEMENT AND PLAN OF MERGER

              AGREEMENT AND PLAN OF MERGER, dated as of March 20, 2000 (this "Agreement"), by and among Dura Pharmaceuticals, Inc., a Delaware corporation (the "Parent"), Starfish Acquisition Corp., Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("Merger Sub"), and Spiros Development Corporation II, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used without definition in this Agreement have the respective meanings ascribed to them in Article I.

              WHEREAS, the board of directors of each of the Parent, Merger Sub and the Company has approved, and deems it fair to, advisable and in the best interests of its respective stockholders to consummate the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth herein; and

              WHEREAS, in furtherance of such acquisition, the board of directors of each of the Parent, Merger Sub and the Company has approved this Agreement and the Merger in accordance with the DGCL and upon the terms of and subject to the conditions in this Agreement; and

              WHEREAS, a committee of the board of directors of the Company comprised exclusively of directors not affiliated with the Parent or Merger Sub has determined that the terms and conditions set forth in this Agreement and the consideration paid to the holders of shares of Callable Common Stock, par value $0.001 per share, of the Company (other than the Parent and Merger Sub), are fair to such holders and recommended this Agreement as fair to, advisable and in the best interests of such stockholders; and

              WHEREAS, the board of directors of the Company has determined that the consideration to be paid for each Share (other than Shares owned by the Parent and Merger Sub) pursuant to this Agreement is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares adopt this Agreement.

              NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                     ARTICLE I
                           DEFINITIONS AND INTERPRETATION

              Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

              "Acquisition Proposal" shall mean any proposal or offer (a) to acquire (i) all or a substantial part of the business or properties of such Person or any capital stock of such Person, whether by merger, tender offer, exchange offer, sale of assets, consolidation, other business combination, recapitalization, reorganization, liquidation, dissolution or other transactions involving such Person, any division or operating or principal business unit of such Person or

(ii) ten percent or more of the capital stock or other equity interests in such Person or (b) of one or more transactions which could reasonably be expected, individually or in the aggregate, to frustrate, prevent or delay the Merger or any of the other Transactions.

              "Actions" means any action, suit, proceeding, arbitration, investigation, mediation or other dispute resolution forum before any Government Entity (including any court or administrative law judge), arbitrator, mediator or any other Person acting with the power of any of the foregoing.

              "Affiliate" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

              "Associate" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

              "Balance Sheet" shall mean the most recent audited consolidated balance sheet of the Company included in the Company Financial Statements.

              "Balance Sheet Date" shall mean the date of the Balance Sheet.

              "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are permitted by law, rule or regulation to be closed.

              "Certificate of Merger" shall mean the certificate of merger to be filed with the Secretary of State of the State of Delaware pursuant to Section 2.3.

              "Closing" shall mean the closing referred to in Section 2.4.

              "Closing Date" shall mean the date and time at which the Closing occurs.

              "Company Agreement" shall mean any note, bond, mortgage, indenture, or material lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound.

              "Company Callable Common Stock" shall mean the Callable Common Stock, $0.001 par value per share, of the Company.

              "Company Financial Statements" shall mean each of the audited financial statements and unaudited condensed interim financial statements (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Documents.

              "Company Material Adverse Effect" shall mean a material adverse effect on or development with respect to (a) the business, condition (financial or otherwise), assets or results of operations of the Company or (b) the ability of the Company to timely consummate any of the Transactions.

              "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document through the date of this Agreement, whether or not such amendment is required to be so filed.

              "Company Special Common Stock" shall mean the Special Common Stock, par value $1.00 per share, of the Company.

              "Company Stock Option" shall mean an option to purchase Shares which has been granted by the Company and which is outstanding at the Effective Time.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "DGCL" shall mean the General Corporation Law of the State of Delaware.

              "Dissenting Shares" shall mean any Shares as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with
Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost the right to such appraisal.

              "Effective Time" shall mean the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Exchange Agent" shall mean the bank or trust company designated by the Parent to act as agent for the holders of the Shares pursuant to
Section 3.2(a).

              "GAAP" shall mean United States generally accepted accounting principles.

              "Governmental Entity" shall mean a federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or any Person exercising the authority of any of the foregoing.

              "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "IRS" shall mean the United States Internal Revenue Service or any successor agency performing similar functions under the Code.

              "Indemnified Party" shall mean each present and former officer and director of the Company and each Person who becomes one of the foregoing prior to the Effective Time.

              "Knowledge of the Special Committee" shall mean the actual knowledge of the members of the Special Committee without any obligation to conduct any investigation or inquiry.

              "Merger" shall mean the merger of Merger Sub into the Company referred to in Section 2.4.

              "Merger Consideration" shall mean (a) an amount of cash equal to $13.25, which amount shall not include interest, regardless of when paid, and
(b) the right to receive one Parent Warrant.

              "Merger Sub Common Stock" shall mean common stock, par value $0.001 per share, of Merger Sub.

              "NMS" shall mean the Nasdaq National Market of The Nasdaq Stock Market.

              "Parent Common Stock" shall mean shares of Common Stock, par value $0.001 per share, of the Parent.

              "Parent Convertible Notes" shall mean the 31/2% Convertible Subordinated Notes due July 15, 2002 issued by the Parent.

              "Parent Financial Statements" shall mean each of the audited consolidated financial statements and unaudited condensed consolidated interim financial statements (including any related notes and schedules) included (or incorporated by reference) in the Parent SEC Documents.

              "Parent Material Adverse Effect" shall mean a material adverse effect on or development with respect to (a) the business, condition (financial or otherwise), assets or results of operations of the Parent and its Subsidiaries, taken as a whole, or (b) the ability of the Parent and Merger Sub to timely consummate any of the Transactions.

              "Parent SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Parent through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document through the date of this Agreement, whether or not such amendment is required to be so filed.

              "Parent Warrant" shall mean a warrant to purchase a fraction of a share of Parent Common Stock issued pursuant to the Parent Warrant Agreement whose form and terms are set forth in Exhibit A and Exhibit B, respectively, attached hereto.

              "Parent Warrant Agreement" shall mean the warrant agreement, substantially in the form attached to this Agreement as Exhibit A, by and between the Parent and ChaseMellon Shareholder Services, L.L.C., as warrant agent.

              "Parent Warrant Value" shall mean the average of closing price of the Parent Warrants as reported on the NMS for the ten consecutive trading days following the date during which the Closing Date occurs; PROVIDED that in no event shall the Parent Warrant Value exceed $3.22.

              "Person" shall mean a natural Person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

              "Registration Statement" shall mean the registration statement on Form S-4 to be filed by the Parent relating to the offer and sale of the Parent Warrants to be issued pursuant to this Agreement.

              "SEC" shall mean the United States Securities and Exchange Commission.

              "Schedule 13E-3" shall mean the transaction statement on Schedule 13E-3 to be filed by the Company, the Parent and Merger Sub with the SEC in connection with the Transactions.

              "Share(s)" shall mean outstanding share(s) of Company Callable Common Stock.

              "Special Committee" means the Special Committee of the board of directors of the Company formed on December 13, 1999.

              "Special Meeting" shall mean the special meeting of stockholders of the Company convened for the purpose of voting on the adoption of this Agreement.

              "Spread" shall mean, with respect to each Company Stock Option, the positive difference, if any, between (a) $13.25 plus the Parent Warrant Value and (b) the exercise price per share of Company Callable Common Stock for such Company Stock Option.

              "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

              "Superior Proposal" shall mean an unsolicited Acquisition Proposal (but changing the ten percent amount in clause (a)(ii) of the definition of Acquisition Proposal to fifty percent) not resulting from, arising out of or otherwise by virtue of any breach of Section 6.4(a) which satisfies both subsection (x) and subsection (y) of Section 6.4(a).

              "Transactions" shall mean the transactions provided for or contemplated by this Agreement.

              "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

              Section 1.2   INTERPRETATION.

              (a) When a reference is made in this Agreement to a Section or Article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

              (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

              (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, appendix and schedules of this Agreement unless otherwise specified.

              (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include both genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

              (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

              (f) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

              (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

              (h) No prior draft nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.

              (i) The captions and headings of the Articles and Sections of this Agreement are for reference purposes only and shall not be used in the construction or interpretation of this Agreement.

                                     ARTICLE II

                                     THE MERGER

              Section 2.1 THE MERGER. Subject to the satisfaction or waiver of conditions in this Agreement, at the Effective Time, the Company and Merger Sub shall consummate a merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Pursuant to the Merger, (x) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation and (y) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects specified in the DGCL.

              Section 2.2 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the board of directors of the Company or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

              Section 2.3 EFFECTIVE TIME. The Parent, Merger Sub and the Company will cause the Certificate of Merger to be executed and filed on the Closing Date (or on such other date as the Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in the Certificate of Merger.

              Section 2.4 CLOSING. The closing of the Merger shall take place at 10:00 a.m., on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the third Business Day after satisfaction or waiver of all of the conditions set forth in
Article VII, but in no event earlier than June 18, 2000, at the offices of Brobeck, Phleger & Harrison, LLP, 12390 El Camino Real, San Diego, California 92130.

              Section 2.5 SUBSEQUENT ACTIONS. If at any time after the Effective Time, the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                    ARTICLE III

                              CONVERSION OF SECURITIES

              Section 3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of Merger Sub Common Stock:

              (a) MERGER SUB COMMON STOCK. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

              (b)    CANCELLATION OF TREASURY STOCK AND THE PARENT-OWNED STOCK.

              (i) Each Share owned by the Company as treasury stock or by any Company Subsidiary and each Share owned by the Parent, Merger Sub or any other wholly owned Subsidiary of the Parent (other than Shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

              (ii) Each share of Company Special Common Stock owned by the Parent, the Company, Merger Sub or any other wholly owned Subsidiary of the Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

              (c) CONVERSION OF SHARES. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 3.1(b) and other than any Dissenting Shares) shall be converted into the right to receive Merger Consideration, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share (each a "Certificate") in the manner provided in Section 3.2. From and after the Effective Time, all such converted Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of any such converted Shares shall cease to have any rights with respect to any Certificate except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such Certificate in accordance with Section 3.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 262 of the DGCL.

              Section 3.2   EXCHANGE OF CERTIFICATES.

              (a) The Parent shall designate a bank or trust company to act as agent for the holders of the Shares in connection with the Merger to receive in trust the funds and Parent Warrants to which holders of the Shares shall become entitled pursuant to Section 3.1(c). At the Effective Time, the Parent or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 3.1(c). Such funds shall be invested as directed by the Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Merger Sub or the Surviving Corporation, as applicable, and no part of such earnings shall accrue to the benefit of holders of Shares.

              (b) As soon as reasonably practicable after the Effective Time, the Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange and shall be in such form and have such other provisions not inconsistent with this Agreement as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for payment of Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly indorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

              (c) At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company.

              (d) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any portion of the aggregate Merger Consideration (including any earnings with respect thereto) which had been made available to the Exchange Agent and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              Section 3.3   DISSENTING SHARES.

              (a) Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive Merger Consideration, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

              (b) Notwithstanding the provisions of Section 3.3(a), if any holder of Shares who demands appraisal of Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 3.1(c), without interest, upon surrender of the Certificates representing such Shares pursuant to Section 3.2.

              (c) The Company shall give the Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of the Parent, which consent shall not be unreasonably withheld, the Company shall not voluntarily make any payment, admissions or statements against interest with respect to any demands for appraisal, settle or offer to settle any such demands.

              Section 3.4   COMPANY STOCK OPTION PLANS.

              (a) Except as provided in Section 3.4(b), each Company Stock Option shall, at the Effective Time, be converted into the right to receive an amount in cash equal to the Spread, without interest. The Surviving Corporation shall, promptly after the Effective Time, mail a check to each registered holder of a Company Stock Option in an amount equal to the Spread.

              (b) Each Company Stock Option beneficially owned by any member of the Special Committee shall, at the Effective Time, be converted into the right to receive upon exercise, until the expiration of their term, the Merger Consideration that would be issuable with respect to the number of shares of Company Callable Common Stock for which such Company Stock Option may be exercised, with the other terms of such Company Stock Option remaining unchanged.

              (c) If and to the extent necessary or required by the terms of the plans governing Company Stock Options or pursuant to the terms of any Company Stock Option granted thereunder, each of the Parent and the Company shall obtain the consent of each holder of outstanding Company Stock Options to the foregoing treatment of such Company Options.

              Section 3.5 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination, exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record dated within such period or any similar event shall have occurred, the number of shares of Parent Common Stock purchaseable and the exercise price payable under each Parent Warrant shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement.


                                     ARTICLE IV

                                REPRESENTATIONS AND
                             WARRANTIES OF THE COMPANY

              Except as set forth in the Company Disclosure Letter, the Company represents and warrants to the Parent and Merger Sub as follows:

              Section 4.1 ORGANIZATION; QUALIFICATION. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expect to have a Company Material Adverse Effect.

              Section 4.2   CAPITALIZATION

              (a) The authorized capital stock of the Company consists of 6,500,000 shares of Company Callable Common Stock and 1,000 shares of Company Special Common Stock. As of the date of this Agreement, (i) 6,325,000 Shares are issued and outstanding, (ii) zero Shares are issued and held in the treasury of the Company, (iii) 1,000 shares of Company Special Common Stock are issued and outstanding and (iv) 948,750 Shares are reserved for issuance upon exercise of Company Options under the Company's 1997 Stock Option Plan. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights. Except as set forth above and except for the Transactions, (i) there are no shares of capital stock of the Company authorized, issued or outstanding;
(ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares, equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity or Person.

              (b) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

              (c) Following the Effective Time, no holder of Company Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Company Options.

              Section 4.3 AUTHORIZATION, VALIDITY OF AGREEMENT, COMPANY ACTION. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and the performance by the Company of its obligations under this Agreement and the consummation by it of the Transactions, have been duly authorized by the Company's board of directors and, except for obtaining the approval specified in Section 4.6 at the Special Meeting, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by each of the Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

              Section 4.4 BOARD APPROVALS REGARDING TRANSACTIONS. The Company's board of directors, at a meeting duly called and held, has
(a) unanimously (with two directors abstaining) determined that the Agreement and the Merger are fair to, advisable and in the best interests of the Company and the stockholders of the Company (other than the Parent and Merger Sub) and
(b) approved the Transactions and none of the aforesaid actions by the Company's board of directors has been amended, rescinded or modified. The action taken by the Company's board of directors constitutes approval of the Merger and the other Transactions by the Company's board of directors under the provisions of
Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the Transactions. No other state takeover, antitakeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Merger or the other Transactions.

              Section 4.5 VOTE REQUIRED. The affirmative vote of (a) the Parent as the sole holder of shares of Company Special Common Stock and (b) the holders of at least fifty percent of the outstanding Shares are the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger or adopt this Agreement. No other vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions.

              Section 4.6 CONSENTS AND APPROVALS, NO VIOLATIONS. To the knowledge of the Special Committee, except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws of the Company, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Company Agreement or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, excluding from the foregoing clauses (b), (c) and (d) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.7 of the Company Disclosure Letter, there are no third party non-governmental consents, notices or approvals related to the Company or any of its respective assets or properties required to be obtained prior to the consummation of any of the Transactions.

              Section 4.7   REPORTS AND FINANCIAL STATEMENTS

              (a) To the knowledge of the Special Committee, the Company has filed, with the SEC, the Company SEC Documents. To the knowledge of the Special Committee, as of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Company SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and
(b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

              (b) To the knowledge of the Special Committee, each of the Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company. The Company Financial Statements complied, as of their respective dates, in all material respects with applicable accounting requirements and rules and regulations of the SEC. To the knowledge of the Special Committee, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of condensed unaudited interim financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present, in all material respects,
(i) the financial position of the Company as of the dates thereof and (ii) the results of operations, changes in stockholders' equity and cash flows of the Company for the periods presented therein.

              Section 4.8 NO UNDISCLOSED LIABILITIES. To the knowledge of the Special Committee, except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, the Company has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

              Section 4.9 LITIGATION. To the knowledge of the Special Committee, there is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity or threatened against or involving the Company, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the Transactions. To the knowledge of the Special Committee, there is no and the Company does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. To the knowledge of the Special Committee, the Company is not in default under or in violation of, nor to the Company's knowledge is there any valid basis for any claim of default under or violation of, any Company Contract or commitment or restriction to which the Company is a party or by which it or any of its assets is bound. To the knowledge of the Special Committee, the Company is not subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

              Section 4.10 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Special Committee for inclusion or incorporation by reference in (a) the Registration Statement at the time the Registration Statement is filed with the SEC, at any time it is amended or at the time it becomes effective under the Securities Act, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Schedule 13E-3 at the time the Schedule 13E-3 is filed with the SEC, at any time it is amended or at the date and time of commencement of the Special Meeting, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (c) the Proxy Statement/Prospectus will, on the date it is first mailed to the Company's stockholders or at the time of the Special Meeting contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 and Proxy Statement/Prospectus will in all material respects comply as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements or omissions made or incorporated by reference in the Registration Statement, the Schedule 13E-3 or the Proxy Statement/Prospectus based on information supplied by the Parent or the Company (excluding information provided by the Special Committee) for inclusion or incorporation by reference therein.

              Section 4.11 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of SG Cowen Securities Corporation (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of Shares (other than the Parent and Merger Sub) and the copy of such opinion included in the Company Disclosure Letter is manually signed, accurate and complete. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement/Prospectus, so long as such inclusion is in form and substance reasonably satisfactory to the Financial Advisor and its counsel.

              Section 4.12 INSIDER INTERESTS. To the knowledge of the Special Committee, no officer or director of the Company has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company.

              Section 4.13 BROKERS OR FINDERS. To the knowledge of the Special Committee, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for the Financial Advisor. True and correct copies of all agreements between the Company and the Financial Advisor including any fee arrangements, a copy of which has been made available to the Parent.


                                     ARTICLE V

                           REPRESENTATIONS AND WARRANTIES
                            OF THE PARENT AND MERGER SUB

              The Parent and Merger Sub represent and warrant to the Company that:

              Section 5.1 ORGANIZATION; QUALIFICATION. Each of the Parent and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the

State of Delaware; (b) has full corporate power and authority to carry on its business as now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

              Section 5.2   CAPITALIZATION.

              (a) The authorized capital stock of the Parent consists of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of March 14, 2000, (i) 44,333,113 shares of Parent Common Stock are issued and outstanding, (ii) 2,402,500 shares of Parent Common Stock are issued and held in the treasury of the Parent, (iii) no shares of Parent Preferred Stock are issued and outstanding, (iv) 2,400,000 shares of Parent Preferred Stock have been designated as Series A Junior Participating Preferred Stock and are reserved for issuance under the Parent's Rights Agreement, dated as of May 21, 1998, by and between the Parent and ChaseMellon Shareholder Services, LLC., (v) 10,855,224 shares of Parent Common Stock are reserved for issuance upon exercise of existing options and warrants to purchase shares of Parent Common Stock and (vi) 5,677,891 shares of Parent Common Stock are reserved for issuance upon conversion of the Parent Convertible Notes. All the outstanding shares of the Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options and warrants issued by the Parent and the Parent Convertible Notes will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights. Other than the Parent Convertible Notes, there is no Voting Debt of the Company issued and outstanding. Except as set forth above and except for the Transactions, as of the date of this Agreement, (i) there are no shares of capital stock of the Parent authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of the Parent, obligating the Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Parent or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating the Parent to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (iii) there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any capital stock of the Parent or Affiliate of the Parent.

              (b) There are no voting trusts or other agreements or understandings to which the Parent is a party with respect to the voting of the capital stock of the Parent.

              Section 5.3 SUBSIDIARIES. The Parent SEC Documents include a list of all Subsidiaries of the Parent which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC). All of the outstanding shares of capital stock of, or other equity interests in, such Significant Subsidiaries of the Parent have been validly issued are fully paid and nonassessable and, except as set forth in the Parent SEC Documents, are owned, directly or indirectly, by the Parent free and clear of all liens, pledges, claims, encumbrances, security interests of any kind or nature whatsoever and free of any other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest), other than restrictions on transfer arising under applicable securities laws.

              Section 5.4 AUTHORIZATION, VALIDITY OF AGREEMENT, NECESSARY ACTION. Each of the Parent and Merger Sub, as applicable, has full corporate power and authority to execute and deliver this Agreement, the Parent Warrant Agreement and the Parent Warrants, to perform its obligations under this Agreement, the Parent Warrant Agreement and the Parent Warrants and to consummate the Transactions. The execution, delivery by the Parent and Merger Sub, as applicable, and performance of its obligations under this Agreement, the Parent Warrant Agreement and the Parent Warrants and the consummation of the Transactions have been duly authorized by the boards of directors of each of the Parent and Merger Sub and by the Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of the Parent or Merger Sub is necessary to authorize the execution and delivery by the Parent and Merger Sub of this Agreement, the Parent Warrant Agreement and the Parent Warrants or the consummation of the Transactions. This Agreement has been duly executed and delivered by the Parent and Merger Sub, as applicable, and, assuming due and valid authorization, execution and delivery by each of the other parties thereto, is a valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of them in accordance with its terms.

              Section 5.5 WARRANT SHARES. The Parent has taken all necessary corporate action to reserve for issuance the number of shares of Parent Common Stock issuable under the Parent Warrants. The shares of Parent Common Stock to be issued under the Parent Warrants have been duly authorized and when issued in accordance with the terms of the Parent Warrant Agreement will be validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights.

              Section 5.6 CONSENTS AND APPROVALS, NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws and the DGCL, none of the execution, delivery of this Agreement, the Parent Warrant Agreement or the Parent Warrants or performance of obligations hereunder or thereunder by the Parent or Merger Sub, the consummation by the Parent or Merger Sub of the Transactions or compliance by the Parent or Merger Sub with any of the provisions of this Agreement, the Parent Warrant Agreement or the Parent Warrants will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of the Parent or Merger Sub;
(b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Parent Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

              Section 5.7   REPORTS AND FINANCIAL STATEMENTS

              (a) The Parent has filed with the SEC the Parent SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Parent SEC Documents, including any financial statements or schedules included therein
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

              (b) Each of the Parent Financial Statements have been prepared from, and are in accordance with, the books and records of the Parent. The Parent Financial Statements complied, as of their respective dates, in all material respects with applicable accounting requirements and rules and regulations of the SEC. The Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of unaudited, condensed consolidated interim financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present, in all material respects, (i) the consolidated financial position of the Parent as of the dates thereof and (ii) the consolidated results of operations, consolidated changes in stockholders' equity and consolidated cash flows of the Parent and its consolidated Subsidiaries for the periods presented therein.

              (c) Except as disclosed in the Parent SEC Documents, the Parent and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Parent and its Subsidiaries prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business, (ii) liabilities incurred in connection with the Transactions, (iii) liabilities for Taxes or
(iv) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

              Section 5.8 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent, Merger Sub or the Company (excluding information provided by the Special Committee) for inclusion or incorporation by reference in (a) the Registration Statement at the time the Registration Statement is filed with the SEC, at any time it is amended or at the time it becomes effective under the Securities Act, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Schedule 13E-3 at the time the Schedule 13E-3 is filed with the SEC, at any time it is amended or at the date and time of commencement of the Special Meeting, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (c) the Proxy Statement/Prospectus, the Schedule 13E-3 and the Registration Statement, on the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, the Schedule 13E-3 and the Registration Statement will in all material respects comply as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Parent or Merger Sub with respect to statements or omissions made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus based on information supplied by the Special Committee for inclusion or incorporation by reference therein.

              Section 5.9 SUFFICIENT FUNDS. Either the Parent or Merger Sub has available sufficient funds to pay the cash portion of the Merger Consideration and to pay all fees and expenses of the Parent and Merger Sub related to the Transactions.

              Section 5.10 SHARE OWNERSHIP. None of the Parent or Merger Sub beneficially owns any Shares.

              Section 5.11 MERGER SUB'S OPERATIONS. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

              Section 5.12 BROKERS OR FINDERS. Neither the Parent nor any of its Subsidiaries or their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Transactions, except Merrill Lynch, Pierce, Fenner & Smith Incorporated, whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm.

              Section 5.13 LITIGATION. As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Parent, threatened, against or affecting the Parent or any of its Subsidiaries or any property or asset of the Parent or any of its Subsidiaries which, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or arbitrator outstanding against the Parent or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

                               ARTICLE VI

                               COVENANTS

              Section 6.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Company Disclosure Letter or (iii) as agreed in writing by the Parent after the date hereof or (iv) for any actions taken by the Company without the approval of the Special Committee or the Company's Board of Directors:

              (a) the Company shall not take any actions that would cause it not to conduct its business in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and the Company shall preserve its business organization intact and keep available the services of its current officers and employees and maintain its existing business relationships;

              (b) the Company shall not: (i) amend its certificate of incorporation or by-laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock other than Shares reserved for issuance on the date of this Agreement pursuant to the exercise of Company Options outstanding on the date of this Agreement, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its stock or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

              (c) the Company shall not: (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

              (d) the Company shall not: (i) incur or assume any debt or obligations under capital leases; (ii) modify the terms of any liability;
(iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in Section 6.1(d) of the Company Disclosure Letter as being in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person; or (v) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate);

              (e) the Company shall not transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice; or

              (f) the Company shall not make or offer to make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business and consistent with past practice) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

              (g) the Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to and the prior written consent of the Parent;

              (h) the Company shall not enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with prior practices;

              (i) the Company shall not pay, purchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company Financial Statements;

              (j) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

              (k) the Company shall not: (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP or change in the Code or the regulations under the Code, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

              (l) the Company shall not take, or agree to commit to take, any action that could or would be reasonably likely to result in any of the conditions set forth in Article VII not being satisfied, or would make any representation or warranty of the Company contained in this Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time, or that could be reasonably be expected to materially impair the ability of the Company, the Parent, Merger Sub or the holders of Shares to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

              (m) the Company shall not enter into any agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

              Section 6.2 ACCESS. The Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent, full access during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request. After the Appointment Date, the Company shall provide the Parent and such Persons as the Parent shall designate with all such information, at anytime as the Parent shall reasonably request.

              Section 6.3   REASONABLE EFFORTS.

              (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Parent, Merger Sub and the Company agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and make effective the Merger and the other Transactions as promptly as practicable but in no event earlier than June 18, 2000, including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, the Company shall not be entitled to divest or hold separate or otherwise take or commit to take any action that limits the Parent's or Merger Sub's freedom of action with respect of, or their ability to retain, the Company or any material portions thereof or any of the businesses, product lines, properties or assets of the Company, without the Parent's prior written consent (which may be withheld in the Parent's sole and absolute discretion).

              (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions.
 If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall use best efforts to effect such transfers, amendments or modifications.

              (c) The Company and the Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and the Parent shall each request early termination of the HSR Act waiting period.

              (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Parent or Merger Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

              Section 6.4   NO SOLICITATION OF COMPETING TRANSACTION.

              (a) Neither the Company nor any Affiliate of the Company shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each Affiliate of the Company, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information) or take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any Acquisition Proposal. Nothing contained in this Section 6.4 or any other provision of this Agreement shall prohibit the Company or the Company's board of directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rules 14d-9 and l4e-2 under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the board of directors of the Company, pursuant to advice from outside counsel, is reasonably expected to be required under applicable law, PROVIDED that the Company may not, except as permitted by Section 6.4(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Closing, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, Person or other entity or group pursuant to appropriate confidentiality agreements (which shall permit the disclosure contemplated by this Section 6.4(a)), and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if:

                     (x) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the board of directors of the Company relating to any such transaction which the board determines in good faith, consistent with advice of an independent investment banker,
       (i) is reasonably capable of being and likely to be funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and

                     (y) in the opinion of the Special Committee such action is reasonably expected to be required in order to discharge the board of directors of the Company's fiduciary duties to the Company's stockholders under applicable law, determined only after the Special Committee concludes in good faith that the Acquisition Proposal could reasonably be expected to constitute a proposal that is superior, from a financial point of view, to the Merger.

The Company will promptly notify the Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company or any of its representatives, and the Company will promptly communicate to the Parent the terms of any proposal, discussion, negotiation or inquiry which it or any of its representatives may receive (and will promptly provide to the Parent copies of any written materials received by the Company or its representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to the Parent any non-public information concerning the Company provided to any other party which was not previously provided to the Parent.

              (b) Except as set forth below in this Section 6.4(b), neither the Company's board of directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, or take any action in furtherance of the withdrawal or modification, in a manner adverse to the Parent or Merger Sub, the approval or recommendation by such board of directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend or take any action in furtherance of approval of recommendation of, any Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the date of the Special Meeting, the Company's board of directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the third Business Day following the Parent's receipt of written notice from the Company advising the Parent that the board of directors of the Company has received a Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal, but only if the Company shall, upon the request of Parent, have caused its financial and legal advisors to negotiate in good faith with the Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms. Nothing in this Agreement shall permit the Company to enter into any agreement, arrangement or understanding with any third party providing for the payment of fees or reimbursement of expenses in the event the Parent makes a proposal in response to such Superior Proposal.

              Section 6.5 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to the Parent and the Company. Thereafter, until the Appointment Date, or the date this Agreement is terminated pursuant to
Article VIII (whichever occurs first), neither the Company, the Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

              Section 6.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt written notice to the Parent, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which caused or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the Parent.

              Section 6.7   DIRECTORS' AND OFFICERS' INSURANCE AND
INDEMNIFICATION.

              (a) The Parent shall, and shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, costs, fees and expenses, including fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (PROVIDED that any such settlement is effected with the written consent of the Parent or the Surviving Corporation) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under applicable Delaware law, the terms of the Company's certificate of incorporation or the by-laws, as in effect at the date hereof, PROVIDED that, in the event any claim, demand or claims are asserted or made, all rights to indemnification in respect of any such demand, claim or claims shall continue until disposition of any and all such claims.

              (b) The Parent shall, and shall cause the Surviving Corporation to maintain in effect the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Date covering those persons who are currently covered by the Company's officers' and directors' insurance, PROVIDED, that the Parent may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers.

              (c) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to indemnification identical to those contained in the certificate of incorporation and bylaws of the Company, each as in effect on the date of this Agreement. The Parent and the Surviving Corporation shall not take any action to amend, repeal, supplement or modify such provisions in a manner adverse to any Indemnified Party.

              (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.7, proper provision shall be made so that the successors and assigns of Parent or Surviving Corporation assume the obligations set forth in this Section 6.7, and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

              (e) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

              Section 6.8 STATE TAKEOVER LAWS. Notwithstanding any other provision in this Agreement, in no event shall the approval of the Transactions under Section 203 of the DGCL be withdrawn, revoked or modified by the board of directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Agreement, the Merger or the other Transactions, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

              Section 6.9 MERGER SUB COMPLIANCE. The Parent shall cause Merger Sub to, and unconditionally guarantees that the Merger Sub will, comply with all of its obligations under or related to this Agreement.

              Section 6.10  PREPARATION OF PROXY STATEMENT; THE SPECIAL MEETING

              (a) As promptly as reasonably practicable following the date hereof, the Company and the Parent shall cooperate in preparing and the Parent shall cause to be filed with the SEC a mutually acceptable form of the Registration Statement and the Schedule 13E-3. The Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Registration Statement. Each of the Company and the Parent shall use commercially reasonable efforts to have the Proxy Statement/Prospectus and the Schedule 13E-3 cleared by the SEC and the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Transactions. The Company and the Parent shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement/Prospectus, the Schedule 13E-3 or the Registration Statement received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus, the Schedule 13E-3 and the Registration Statement prior to filing with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus, the Schedule 13E-3 or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; PROVIDED that with respect to documents filed by a party which are incorporated by reference in the Registration Statement, the Schedule 13E-3 or Proxy Statement/Prospectus, the right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. The Parent shall also take any action (other than qualifying to do business in any jurisdiction or delivering a general consent to service of process) in which it is not now so qualified required to be taken under any applicable state securities laws in connection with the Merger and the Company shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Warrants issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of or supplement to the Proxy Statement/Prospectus, the Schedule 13E-3 or the Registration Statement.

              (b) The Company shall duly take all lawful action to call, give notice of, and convene the Special Meeting for the purpose of adopting this Agreement and shall take all lawful action to solicit the adoption of this Agreement, and the board of directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company to the effect as set forth in Section 4.5., and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Parent such recommendation or (y) take any action or make any statement in connection with the Special Meeting inconsistent with such recommendation; PROVIDED, HOWEVER, that the board of directors of the Company may make a change in such recommendation pursuant to Section 6.4 hereof. Notwithstanding any change in Company's recommendation of adoption of this Agreement, this Agreement shall be submitted to the stockholders of the Company at the Special Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve the Company of such obligation.

                             ARTICLE VII

                             CONDITIONS

              Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, the Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

              (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite vote of the holders of the Shares and the Special Common Stock in order to consummate the Merger.

              (b) STATUTES; COURT ORDERS. No statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

              (c) HSR APPROVAL. The applicable waiting period under the HSR Act shall have expired or been terminated.

              (d) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

              Section 7.2 COMPANY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law.

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date), and the Company shall have received a certificate of a senior executive officer and a senior financial officer of the Parent to such effect.

              (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT. The Parent and Merger Sub shall each have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date in all material respects and the Company shall have received a certificate of a senior executive officer and a senior financial officer of the Parent to such effect.

              (c) LISTING OF WARRANTS AND WARRANT SHARES. The Warrants and the Warrant Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

              (d) NO ACQUISITION PROPOSALS. There shall not have been publicly announced any Acquisition Proposal with respect to the Parent.

              Section 7.3 CONDITIONS TO THE PARENT'S AND MERGER SUB'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of the Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Parent and Merger Sub, to the extent permitted by applicable law.

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct all material respects as of such other date), and the Parent shall have received a certificate of a senior executive officer and a senior financial officer of the Company to such effect.

              (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and the Parent shall have received a certificate of a senior executive officer and a senior financial officer of the Company to such effect.


                                 ARTICLE VIII

                                  TERMINATION

              Section 8.1 TERMINATION. The Transactions may be terminated or abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

              (a) By the mutual written consent of the Parent and the Company.

              (b)    By either of the Company or the Parent:

                     (i) if the Effective Time shall not have occurred on or before 5:00 p.m. Pacific Daylight Savings Time on September 30, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Effective Time to occur on or prior to such date; or

                     (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

              (c)    By the Company:

                     (i) in connection with entering into a definitive agreement as permitted by Section 6.4(b);

                     (ii) if the Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within thirty days after the giving of written notice by the Company to the Parent or Merger Sub, as applicable.

              (d)    By the Parent (on behalf of itself and Merger Sub):

                     (i) if the Company's board of directors shall have withdrawn, modified or changed in a manner adverse to the Parent or Merger Sub its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a Person or entity (other than the Parent, Merger Sub or their Affiliates); or

                     (ii) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured within thirty days after the giving of written notice by the Parent to the Company.

              Section 8.2 EFFECT OF TERMINATION. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability on the part of the Parent or the Company except (a) for fraud or for willful material breach of this Agreement prior to such termination or abandonment of the Transactions and (b) as set forth in Section 9.1.

                                   ARTICLE IX

                                  MISCELLANEOUS

              Section 9.1 FEES AND EXPENSES. Except as specifically provided to the contrary in this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.

              Section 9.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective boards of directors at any time prior to the Closing Date with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

              Section 9.3 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

              Section 9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered Personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)    if to the Parent or Merger Sub, to:

                     Dura Pharmaceuticals, Inc.
                     7475 Lusk Boulevard
                     San Diego, California 92121
                     Attention:  Office of the General Counsel
                     Telephone No.:  (858) 457-2553
                     Telecopy No.:   (858) 657-0981

                     with a copy (which shall not constitute notice) to:

                     Brobeck, Phleger & Harrison LLP
                     550 South Hope Street
                     Los Angeles, California 90071
                     Attention:  Richard S. Chernicoff
                     Telephone No.:  (213) 489-4060
                     Telecopy No.:   (213) 239-1324

                                   and
                     if to the Company, to:

                     Spiros Development Corporation II, Inc.
                     7475 Lusk Boulevard
                     San Diego, California  92121
                     Attention: William H. Rastetter, Chairman of the Special Committee
                     Telephone No.:  (858) 431-8637
                     Telecopy No.:   (858) 431-8770

                                   and

                     Erle T. Mast, Vice President, Chief Financial Officer Telephone No.: (858) 784-6402
                     Telecopy No.:   (858) 657-0981

                     with a copy (which shall not constitute notice) to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue
                     Los Angeles, California 90071
                     Attention:  Joseph J. Giunta
                     Telephone No.:  (213) 687-5000
                     Telecopy No.:   (213) 687-5600

              Section 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

              Section 9.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 6.7 are not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

              Section 9.7 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

              Section 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

              Section 9.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such Personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (d) irrevocably waives any right it may have in any such proceeding to a trial by jury.

              Section 9.10 EXTENSION, WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

              Section 9.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written content of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to the Parent or to any direct or indirect wholly owned Subsidiary of the Parent and such assignment shall not relieve Merger Sub of any obligation under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

              IN WITNESS WHEREOF, the Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                     DURA PHARMACEUTICALS, INC.

                     By /s/  Michael T. Borer
                       -----------------------------------------------
                     Name:   Michael T. Borer
                     Title:  Senior Vice President and Chief Financial
                             Officer


                     STARFISH ACQUISITION CORP., INC.


                     By /s/  Michael T. Borer
                       -----------------------------------------------
                     Name:   Michael T. Borer
                     Title:  Chief Financial Officer and Treasurer


                     SPIROS DEVELOPMENT CORPORATION II,
                     INC.


                     By /s/  David S. Kabakoff
                       -----------------------------------------------
                     Name:   David S. Kabakoff
                     Title:  Chairman, President and Chief Executive Officer

------------------------------------------------------------------------------
------------------------------------------------------------------------------





                                 WARRANT AGREEMENT

                                   BY AND BETWEEN

                             DURA PHARMACEUTICALS, INC.

                                        AND

                     CHASE MELLON SHAREHOLDER SERVICES, L.L.C.


                                    DATED AS OF


                                   _______, 2000






------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                                                     EXHIBIT A

                                 WARRANT AGREEMENT

       WARRANT AGREEMENT, dated as of _________, 2000, by and between Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"), and ChaseMellon Shareholder Services, L.L.C., as warrant agent (the "Warrant Agent"), in favor of each person who acquires from time to time warrants (the "Warrants") to purchase shares of Dura's Common Stock, $.001 par value per share (the "Warrant Shares").

       Section 1. APPOINTMENT OF WARRANT AGENT. Dura hereby appoints the Warrant Agent to act as agent for Dura in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

       Section 2. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

       "CLOSING PRICE" means the closing price per share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market or if not listed or traded on any such exchange or the Nasdaq National Market, the average of the last bid and asked prices per share on the Nasdaq over-the-counter system or, if such quotations are not available, the fair market value as reasonably determined by the board of directors of Dura or any committee of such board.

       "COMMISSION" means the Securities and Exchange Commission or any successor governmental organization or entity responsible for administration of the Securities Act.

       "COMMON STOCK" means (i) the class of stock designated as the Common Stock, $.001 par value per share, of Dura, on the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Agreement and in the Warrant Certificates shall, in the event of an adjustment pursuant to
Section 12 hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

       "ELIGIBLE INSTITUTION" shall have the meaning set forth in Section 8(b) hereof.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXERCISE PRICE" shall have the meaning set forth in Section 5(b) hereof.

       "EXERCISE PERIOD" means the period during which the Warrants may be exercised as set forth in Section 5(a) hereof.

       "EXPIRATION DATE" shall have the meaning set forth in Section 5(a) hereof.

       "HOLDERS" shall have the meaning set forth in Section 4(b) hereof.

       "NASD" means the National Association of Securities Dealers, Inc.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "WARRANT CERTIFICATE" shall have the meaning set forth in Section 3(a) hereof.

       "WARRANT REGISTER" means the books and records kept by the Warrant Agent for the registration, and the registration of transfer, of the Warrant Certificates in which shall be registered the names and addresses of Holders of Warrants evidenced by Warrant Certificates in registered form and the certificate numbers and denominations of such Warrant Certificates.

       Section 3.    FORM OF WARRANT CERTIFICATE.

              (a) The certificates evidencing the Warrants (the "Warrant Certificates"), and the forms of election to purchase Warrant Shares and of assignment to be printed on the reverse thereof, shall be substantially in the form set forth in EXHIBIT A hereto and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as Dura reasonably deems appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, any rule or regulation related thereto, or with any rule or regulation of the NASD, the Nasdaq National Market or any securities exchange on which the Warrants may from time to time be listed.

              (b) Each Warrant shall entitle the Holder thereof to purchase ____________ of a Warrant Share upon the exercise thereof at the applicable Exercise Price, subject to adjustment as provided in Section 12 hereof, during the Exercise Period; PROVIDED, HOWEVER, that the Warrants are exercisable only for whole shares; cash will be paid in lieu of fractional shares in accordance with Section 5(e) hereof. Each Warrant Certificate shall be executed on behalf of Dura by the manual or facsimile signature of the present or any future President or any officer of Dura, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of Dura. Warrants shall be dated as of the date of their initial issue.

       Section 4.    REGISTRATION AND COUNTERSIGNATURE.

              (a) The Warrant Agent shall maintain the Warrant Register. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be so countersigned, however, by the Warrant Agent and shall be delivered by the Warrant Agent, notwithstanding whether the persons whose manual or facsimile signatures appear thereon as proper officers of Dura shall have ceased to be such officers at the time of such countersignature or delivery.

              (b) Prior to due presentment for registration or transfer of the Warrant Certificates, Dura and the Warrant Agent may deem and treat the registered holder (a "Holder") thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing made thereon by anyone other than Dura or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither Dura nor the Warrant Agent shall be affected by any notice to the contrary.

       Section 5.    DURATION AND EXERCISE OF WARRANTS.

              (a) Warrants may be exercised at any time or from time to time on or after the date hereof and will expire at 5:00 p.m., New York City time, on ______, 2005, (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void.

              (b) Subject to the provisions of this Agreement, the Holder of each Warrant shall have the right to purchase from Dura (and Dura shall issue and sell to such Holder) the number of fully paid and nonassessable Warrant Shares set forth on such Holder's Warrant Certificate (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Agreement) at the price of $________ per Warrant Share in lawful money of the United States of America (such exercise price per Warrant Share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon (i) surrender of the Warrant Certificates to Dura at the office of the Warrant Agent designated by the Warrant Agent for such purpose with the exercise form on the reverse thereof duly completed and signed by the Holder or Holders thereof or by a duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an Eligible Institution (as defined in Section 8(b) hereof) if such guarantee is required by the terms of the Warrant Certificate, and (ii) payment, in lawful money of the United States of America, of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is then exercised. The Exercise Price payable upon exercise of any Warrant may be paid only by certified or, at the option of the Holder, official bank check payable to the order of Dura. Upon surrender of the Warrant Certificate, and payment of the Exercise Price, Dura shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrant and in such name or names as such Holder may designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrants, together with cash or check, at Dura's option, in respect of any fraction of a Warrant Share issuable upon such surrender pursuant to Section 5(e) hereof. The Warrant Agent shall deliver on a weekly basis all funds received upon exercise of the Warrants to Dura, 7475 Lusk Boulevard, San Diego, California 92121, Attention: Senior Vice President and Chief Financial Officer.

              (c) Each person in whose name any certificate for Warrant Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 9 hereof) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of Dura are closed, such person shall be deemed to have become the record holder of such Warrant Shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of Dura are open.

              (d) In the event that, during the Exercise Period, fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate, duly executed by Dura, will be issued for the remaining number of Warrants exercisable pursuant to the Warrant Certificate so surrendered, and the Warrant Agent shall countersign and deliver such new Warrant Certificate to the Holder of such unexercised Warrants pursuant to the provisions of this Section 5 and of Section 4 hereof.

              (e) No fractional shares of Common Stock or scrip shall be issued to any Holder in connection with the exercise of a Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, Dura shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price on the date of exercise per share of Common Stock.

              (f) The number of Warrant Shares to be received upon the exercise of a Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

              (g) Warrants not exercised on or prior to the Expiration Date shall become void and all rights in respect thereof shall cease as of such time.

       Section 6. RESERVATION OF WARRANT SHARES; STOCK CERTIFICATES. Dura shall at all times reserve, for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of Dura as may be issuable from time to time upon exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise and receipt by Dura of payment in full of the Exercise Price, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time from the transfer agent for the Common Stock, stock certificates issuable upon exercise of outstanding Warrants. Dura will supply such transfer agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon exercise shall be cancelled by the Warrant Agent and shall thereafter be delivered to Dura or otherwise disposed of in a manner satisfactory to Dura. Unless all Warrants shall have been exercised prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrant Agent shall certify to Dura, as of the close of business on the Expiration Date, the total aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants. Dura shall keep a copy of this Agreement on file with its transfer agent and with every transfer agent for any shares of Common Stock.

       Section 7.    TRANSFER AND REGISTRATION OF THE WARRANTS AND WARRANT
SHARES.

              (a) The Warrants and the Warrant Shares, and any interest in either, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Section 8 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

              (b) The Warrants and the Warrant Shares have been registered under the Securities Act pursuant to a registration statement on Form S-4 (File No. 333-_______) declared effective under the Securities Act (the "Registration Statement"). Dura covenants and agrees:

                     (i) it will prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective through the termination of the Exercise Period or until such earlier time as no Warrants remain outstanding;

                     (ii) as expeditiously as possible, to register or qualify the Warrants and the Warrant Shares under the securities or "Blue Sky" laws of each jurisdiction in which such registration or qualification is necessary; and

                     (iii) to pay all expenses incurred by Dura in complying with this Section 7(b), including, without limitation (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of counsel and independent public accountants for Dura, (D) all NASD and "Blue Sky" fees and expenses (including fees and expenses of counsel in connection with any "Blue Sky" surveys) and (E) the entire expense of any special audits incident to or required in connection with any such registration.

       Section 8.    EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANTS.

              (a) Warrants may be exchanged, at the option of the Holder thereof, upon presentation and surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrants, for other Warrant Certificates of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares as did such surrendered Warrant Certificate. Subject to the preceding sentence, a Warrant Certificate may be divided or combined with other Warrant Certificates that carry the same rights upon presentation thereof at the office of the Warrant Agent, together with written notice signed by the Holder or Holders thereof specifying the names and denominations in which new Warrant Certificates are to be issued.

              (b) Warrants may be assigned or transferred, at the option of the Holder thereof, upon surrender of the Warrant Certificates evidencing such Warrants to the Warrant Agent, accompanied (if so required by Dura or the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to Dura and the Warrant Agent, duly executed by such Holder or by a duly authorized representative or attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or a dealer that is a member of the NASD or by a member of a national securities exchange (any such entity, an "Eligible Institution"). Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to Dura from time to time or otherwise disposed of by the Warrant Agent in a manner satisfactory to Dura.

              (c) Any transfer, exchange or assignment of Warrants (including any new Warrants issued pursuant to Section 10 hereof) shall be without charge (other than the cost of any transfer tax) to the Holder and any new Warrant or Warrants issued pursuant to this Section 8 shall be dated the date hereof.

       Section 9. PAYMENT OF TAXES. Dura shall pay all documentary stamp taxes attributable to the original issuance of the Warrants and of Warrant Shares; PROVIDED, HOWEVER, that Dura shall not be required to (a) pay any tax which may be payable in respect of any transfer involving the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the Holder of such Warrant at the time of surrender.

       Section 10. MUTILATED OR MISSING WARRANT CERTIFICATES. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, Dura may in its discretion issue, and the Warrant Agent may countersign and deliver, upon the request of the Holder of the Warrants evidenced by such Warrant Certificate, in exchange for and upon cancellation of any such mutilated Warrant Certificate, or in substitution for any such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the same number of Warrant Shares as were evidenced by such mutilated, lost, stolen or destroyed Warrant Certificate, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity, if requested, reasonably satisfactory to it. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as Dura or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of Dura, whether or not the allegedly mutilated, lost, stolen or destroyed Warrant Certificate shall be enforceable by any person at any time thereafter.

       Section 11. NO STOCK RIGHTS: LIMITATION OF LIABILITY. No Holder of any Warrant shall, by virtue thereof, be entitled to the rights of a stockholder of Dura, unless and until exercise of such Warrant has occurred. No provisions of any Warrant or of this Agreement, in the absence of affirmative action by the Holder of any such Warrant to exercise such Warrant, and no mere enumeration herein of the rights or privileges of such Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of Dura, whether such liability is asserted by Dura or by its creditors.

       Section 12.   ANTIDILUTION PROVISIONS.

              (a) The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of a Warrant shall be subject to change or adjustment from time to time as follows:

                     (i) STOCK DIVIDENDS AND STOCK SPLITS. If at any time during the Exercise Period (A) Dura shall fix a record date for the issuance of any dividend payable in shares of Common Stock or (B) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of any Warrant will be appropriately increased so that each Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 12(a)(i) shall, in the case of a stock dividend, be deemed to be the record date thereof and shall, in the case of a subdivision or split-up, be deemed to be the effective date thereof.

                     (ii) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time during the Exercise Period is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of any Warrant shall be appropriately decreased so that the Holder of such Warrant thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price shall be appropriately adjusted.

                     (iii) REORGANIZATION. If, at any time during the Exercise Period, any capital reorganization of Dura, or any reclassification of the Common Stock, or any consolidation of Dura with, or merger of Dura with or into, any other person or any sale, lease or other transfer of all or substantially all of the assets of Dura to any other person (including any individual, partnership, limited liability company, joint venture, corporation, trust or group thereof) shall be effected in such a way that upon consummation of such transaction the holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of any Warrant in accordance with the terms of this Agreement and the Warrant Certificate, the Holder of such Warrant shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Holder would have been entitled to receive upon exercise of such Warrant pursuant to
Section 3 hereof had such Warrant been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to additional adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12(a)(iii).

                     (iv) SPECIAL DIVIDENDS. If, at any time during the Exercise Period (other than in a dissolution or liquidation), Dura shall distribute to holders of Common Stock evidences of indebtedness of Dura, securities or other assets (other than cash dividends payable out of retained earnings) by way of a dividend on outstanding shares of Common Stock, then the Exercise Price shall be adjusted so that immediately after the date fixed by Dura as the record date in respect of such distribution, such Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such distribution by a fraction, (A) the numerator of which shall be the Closing Price on such record date less the then fair market value as determined reasonably and in good faith by the board of directors of Dura of the portion of the securities or other assets distributed applicable to one share of Common Stock and (B) the denominator of which shall be such Closing Price. Such adjustment shall become effective on such record date. In such case, no adjustment shall be made to the number of Warrant Shares to be received upon the exercise of a Warrant.

                     (v) RIGHTS OFFERING. If, at any time during the Exercise Period, Dura shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), in any such case, at a price per share (or having a conversion price per share) that, together with the value (if for consideration other than cash, as reasonably determined in good faith by the board of directors of Dura) of any consideration paid for any such rights, options, warrants or convertible or exchangeable securities, is greater than the Exercise Price and less than the Closing Price on the date of such issuance or sale or on such record date, as the case may be, then, immediately after the date of such issuance or sale or on such record date, the number of shares to be delivered upon exercise of the Warrants shall be appropriately increased so that the Holder, thereafter during the Exercise Period, shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are initially convertible or exchangeable) and (B) the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Closing Price, and the Exercise Price shall be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment pursuant to this Section 12(a)(v) shall, in the case of a dividend, be the record date and shall, in the case of an issuance or sale, be the date of such issuance or sale.

                     (vi) NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment of the Exercise Price in accordance with the provisions of paragraph (i), (ii),
(iii), (iv) or (v) above shall be made in an amount of less than $0.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                     (vii) READJUSTMENTS, ETC.. If an adjustment is made under paragraph (i), (ii), (iii), (iv) or (v) above, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

              (b)    NO IMPAIRMENT; CERTAIN EVENTS.

                     (i) Dura shall not, by amendment of its certificate of incorporation or through any reorganization, reclassification, consolidation, merger, sale, lease or transfer of assets, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 12 by Dura, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

                     (ii) If any event occurs as to which the provisions of paragraph (a) of this Section 12 are not strictly applicable but with respect to which, in the reasonable, good faith opinion of Dura, an adjustment of the Exercise Price, and the number of Warrant Shares issuable upon the exercise of a Warrant, would fairly protect the exercise rights of the Holders in accordance with the basic intent and principles of such provisions or as to which an adjustment pursuant to such provisions, if strictly applied, would not fairly protect the purchase rights of the Holders in accordance with the basic intent and principles of such provisions, then Dura shall make any computation required under this Section 12(b)(ii) with respect to any such adjustment on a basis consistent with the basic intent and principles established by the provisions of this Section 12, necessary to preserve, without dilution, the exercise rights of the Holders. Dura shall appoint a firm of independent certified public accountants (which may be the regular auditors of Dura) of recognized national standing, which firm shall review the computation of Dura prepared pursuant to this Section 12(b)(ii) and prepare a report signed by such firm, which shall be provided to Dura and which shall acknowledge that the adjustment calculation prepared by Dura is arithmetically correct. Such report shall be conclusive evidence of the correctness of the computation made under this Section 12(b)(ii). Upon receipt of such report, Dura shall forthwith cause to be made, or shall act to prevent, the adjustments described in such calculation.

       Section 13. OFFICER'S CERTIFICATE. Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrant is adjusted as required by the provisions of this Agreement, Dura shall file forthwith with the Warrant Agent and with its Secretary or Assistant Secretary at its principal office an officer's certificate indicating the adjusted number of Warrant Shares that may be purchased upon exercise of a Warrant and the adjusted Exercise Price, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holders. Dura shall, forthwith after each such adjustment, cause a copy of such officer's certificate to be mailed to the Holders. The Warrant Agent may rely on such certificate without further inquiry and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

       Section 14. NOTICE OF CERTAIN EVENTS. In the event that, at any time during the Exercise Period:

              (a) Dura shall pay any dividend on Common Stock that is payable in stock, or make any distribution (other than regular cash dividends) to the holders of Common Stock;

              (b) Dura authorizes the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or any other subscription rights or warrants;

              (c) Dura authorizes the distribution to all holders of Common Stock of any of Dura's assets, including evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings);

              (d) there shall be any capital reorganization or reclassification of the capital stock of Dura or consolidation or merger of Dura with another person (other than a consolidation or merger of Dura with a subsidiary of Dura in which Dura is the surviving or continuing corporation and there is no change with respect to the Common Stock), or sale, conveyance or transfer of all or substantially all of Dura's property and assets (other than a sale, conveyance or transfer of such assets to an Affiliate (within the meaning of the Securities Act));

              (e) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors or winding up of Dura; or

              (f) Dura shall propose to take any other action, or any other event occurs, that would require an adjustment pursuant to Section 12 hereof of the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise of a Warrant; then Dura will cause to be mailed to the Holder by first-class mail addressed to such Holder at the address appearing in the Warrant Register, at least twenty days (or ten days in any case specified in clauses (a), (b) or (c) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such dividends, rights, warrants or distributions are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

       Section 15. LISTING ON SECURITIES EXCHANGES. Dura will list on each national securities exchange or, if not so listed, will list for quotation on the Nasdaq National Market, or such other over-the-counter quotation system on which any Common Stock may at any time be listed, all shares of the Common Stock from time to time issuable upon the exercise of the Warrants, and will maintain such listing so long as any other shares of Common Stock are so listed; and Dura shall so list on each national securities exchange or the Nasdaq National Market, or such other over-the-counter quotation system, and shall maintain such listing of, any other shares of capital stock of Dura issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are listed on such national securities exchange or are traded on the Nasdaq National Market or such over-the-counter quotation system. Any such listing or quotation will be at Dura's expense.

       Section 16. AVAILABILITY OF INFORMATION. Dura will comply with all applicable periodic public information reporting requirements of the Commission to which it may from time to time be subject.

       Section 17.   WARRANT AGENT.

              (a)    MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

                     (i) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such successor corporation must be otherwise eligible for appointment as a Warrant Agent hereunder. In the event that at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of such predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in the event that at the time of such succession any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of such predecessor Warrant Agent or in the name of such successor Warrant Agent; and in any event, all such Warrant Certificates shall have the full force and effect provided in such Warrant Certificates and in this Agreement.

                     (ii) In the case that at any time the name of the Warrant Agent shall be changed and at such time one or more of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; in the event that at that time one or more of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in such Warrant Certificates and in this Agreement.

              (b) DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Holders, by their acceptance of Warrants, and Dura, shall be bound:

                     (i) The Warrant Agent shall not be responsible for any failure of Dura to comply with any of the covenants to be complied with by Dura that are contained in this Agreement or in the Warrant Certificates.

                     (ii) The Warrant Agent may consult at any time with counsel satisfactory thereto, and the Warrant Agent shall incur no liability or responsibility to Dura or to any Holder in respect of any action taken, suffered or omitted by the Warrant Agent hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                     (iii) The Warrant Agent shall incur no liability or responsibility to Dura or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the party or parties thereto.

                     (iv) Dura shall (A) pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, (B) reimburse the Warrant Agent for all expenses, taxes (other than taxes based on such Warrant Agent's net income), governmental charges, and other charges of any kind and nature, incurred by the

Warrant Agent in the performance of this Agreement, (C) advance to the Warrant Agent, upon request, funds to pay cash in lieu of fractional shares of Common Stock issuable upon exercise of Warrants and (D) indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities, including judgments, costs and counsel fees, arising out of or in connection with its agency under this Agreement, except as a result of its negligence or bad faith. In no case shall the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), unless such loss or damages arise as a result of the Warrant Agent's gross negligence or intentional misconduct.

                     (v) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve the incurrence by the Warrant Agent of expenses unless Dura or one or more Holders shall have furnished the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                     (vi) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Dura, or become peculiarly interested in any transaction in which Dura may be interested or contract with or lend money or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Dura or for any other legal entity.

                     (vii) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any actions which it may take or refrain from taking, in connection with this Agreement, except as result from its own gross negligence or bad faith.

                     (viii) The Warrant Agent shall make copies of this Agreement available for inspection at its principal offices at ____________ during normal business hours and shall provide copies to Holders upon their written request.

              (c) CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by providing both (i) written notice to Dura and (ii) written notice, sent at the Company's expense by first-class mail, postage prepaid, to each Holder at such Holder's address appearing in the Warrant Register, which notice shall specify a date when such resignation shall take effect and shall be sent at least two weeks prior to the date so specified. If the Warrant Agent shall resign or otherwise become incapable of acting, Dura shall appoint a successor thereto. If Dura shall fail to make such appointment within a period of thirty days after receiving written notification of such resignation or incapacity by the Warrant Agent or by any Holder (which Holder shall, with such notice, submit Warrant Certificates held thereby for inspection by Dura), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by Dura or by a court, the duties of the Warrant Agent shall be carried out by Dura. After such appointment, the successor Warrant Agent shall be vested with such powers, rights, duties and responsibilities as such Warrant Agent would have been vested had such Warrant Agent been named originally as Warrant Agent hereunder, without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by such former
Warrant Agent hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary therefor. Failure to provide any notice called for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a successor Warrant Agent.

       Section 18. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment after the date hereof of any transfer agent for the Common Stock, or of any subsequent transfer agent for shares of the Common Stock, Dura will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

       Section 19. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Dura, the Warrant Agent or any of the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

       Section 20. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date or upon such earlier date on which all Warrants have been exercised or redeemed, except that the Warrant Agent shall account to Dura for all cash held by it at 5:00 p.m., New York City time, on such Expiration Date or such other date.

       Section 21. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

       Section 22. AMENDMENTS. This Agreement may be amended only by both (i) the written consent of Dura and (ii) the affirmative vote or the written consent of Holders holding not less than two-thirds in interest of the then outstanding Warrants; PROVIDED, HOWEVER, that, except as expressly provided herein, this Agreement may not be amended to change (a) the Exercise Price, (b) the Exercise Period, (c) the number or type of securities to be issued upon the exercise of the Warrants or (d) the provisions of this Section 22, without the consent of each Holder.

       Section 23. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

       Section 24.   NOTICES.

              (a) Any notice required by the provisions of this Agreement to be provided to Dura by the Warrant Agent or by any Holder shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed (until another address is filed in writing by Dura with the Warrant Agent) as follows:

                                      13
\

                     Dura Pharmaceuticals Inc.
                     7475 Lusk Boulevard
                     San Diego, CA 92121
                     Attention:  Corporate Secretary

              (b) Any notice required by the provisions of this Agreement to be provided to the Warrant Agent by Dura or by any Holder shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Dura or notice of the address of a successor Warrant Agent is provided pursuant to this Agreement) as follows:

       ChaseMellon Shareholder Services, L.L.C.
       4 Station Square, 3rd Floor
       Pittsburgh, Pennsylvania  15219
       Attn:

              (c) Any notice required by the provisions of this Agreement to be provided to any Holder by Dura or by the Warrant Agent shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed to such Holder at its address set forth in the Warrant Register. Any notice given in conformity with this Section 24 shall be deemed effective three days after mailing.

       Section 25. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than Dura, the Warrant Agent and the Holders, any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Dura, the Warrant Agent and the Holders.

       Section 26. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including
Section 5-1402 of the New York General Obligations Law.

       IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be signed by its duly authorized officers.

                                          DURA PHARMACEUTICALS, INC.

                                          By:
                                              ------------------------
                                          Name:
                                                ----------------------
                                          Title:
                                                 ---------------------


                                          CHASEMELLON SHAREHOLDER SERVICES,
                                          as Warrant Agent

                                          By:
                                              ------------------------
                                          Name:
                                                ----------------------
                                          Title:
                                                 ---------------------

                                     EXHIBIT A

                            FORM OF WARRANT CERTIFICATE



 VOID AFTER 5:00 P.M.,                                     Warrant No.
 NEW YORK CITY TIME,                                                  ---------
 ON        , 2005                                             Warrants
    -------                                                            --------
                              CUSIP
                                    ---------

                             DURA PHARMACEUTICALS, INC.
                    Warrants to Purchase Shares of Common Stock

       THIS CERTIFIES THAT, FOR VALUE RECEIVED, ________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"), subject to the terms and conditions hereinafter set forth and in the Warrant Agreement hereinafter referred to, ______________ of one fully paid and nonassessable share of Common Stock, par value $.001 per share, of Dura (the "Common Stock"). The Warrants may be exercised at any time or from time to time on or after the date hereof and will expire at 5:00 p.m., New York City time, on ______, 2005 (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from Dura until the Expiration Date (and Dura shall issue and sell to such holder of a Warrant) ______________ of one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $_______ per share upon surrender of this Warrant Certificate to Dura at the office of the Warrant Agent (as defined in the Warrant Agreement) designated by the Warrant Agent for such purpose with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with payment of the Exercise Price by certified or official bank check payable to the order of Dura.

       The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of the Warrants and the number of Warrants outstanding are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

       This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

       This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1402 of the New York General Obligations Law.

                                 Exhibit A-2

       IN WITNESS WHEREOF, Dura has caused this Warrant Certificate to be executed by its duly authorized officers.

Dated:          ,                         DURA PHARMACEUTICALS, INC.
        --------  ------
                                          By:
                                              ----------------------

                                          Title:
                                                 -------------------



ATTEST:



By:
    ----------------------

Title:
       -------------------



Countersigned:

CHASEMELLON SHAREHOLDER SERVICES,
as Warrant Agent

By:
    ----------------------
     Authorized Signature

                                  Exhibit A-3

                                   [REVERSE SIDE]

                             DURA PHARMACEUTICALS, INC.

       This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated as of ________, 2000 (the "Warrant Agreement"), by and between Dura and the Warrant Agent, to all of which terms and conditions the registered holder of the Warrant consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, Dura and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the principal office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its principal office in The City of New York

       Dura shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

       Dura has agreed to cause a registration statement under the Securities Act of 1933, as amended, covering the Warrants and Warrant Shares to be effective through the termination of the Exercise Period (as defined in the Warrant Agreement) or until such earlier time as no Warrants remain outstanding, and to register or qualify the Warrants and the Warrant Shares to be delivered upon exercise of the Warrants under the laws of each jurisdiction in which such registration or qualification is necessary.

       The Warrant Certificate may be exchanged, at the option of the holder upon presentation and surrender hereof to the Warrant Agent, for other Warrant Certificates of different denominations, entitling the holder hereof to purchase in the aggregate the same number of Warrant Shares. The Warrants may be assigned or transferred upon surrender of this Warrant Certificate to the Warrant Agent, accompanied (if so required by Dura or the Warrant Agent) by the form of assignment appearing on this Warrant Certificate duly completed and signed, whereupon the Warrant Agent shall execute and deliver to the transferee a new Warrant Certificate entitling the transferee to purchase the same number of Warrant Shares. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

       The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in Dura, either at law or in equity, and the rights of the holder are limited to those expressed in the Warrant Agreement.

       If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock are closed for any purpose, Dura shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

                                  Exhibit A-4

       Each holder of this Warrant Certificate, by accepting the same, consents and agrees with Dura, the Warrant Agent and with every other holder of a Warrant Certificate that:

       (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

       (b) Dura and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than Dura or the Warrant Agent) for all purposes whatever and neither Dura nor the Warrant Agent shall be affected by any notice to the contrary.

       This Warrant Certificate shall not be valid or enforceable for any purpose until it shall have been countersigned by the Warrant Agent.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


          ABBREVIATION         DEFINED TERM

          TEN COM              Tenants in common

          JT TEN Joint tenants with right of survivorship and not as tenants in common

          CUST                 Custodian

          U/B/M/A              Uniform Gifts to Minors Act




       Additional abbreviations may also be used though not in the above list.

                                  Exhibit A-5

                                ELECTION TO PURCHASE

                     (To be executed upon exercise of Warrant)

                                 Dated         ,
                                       --------  ----

       The undersigned hereby irrevocably exercises this Warrant to purchase ________ shares of Common Stock and herewith makes payment of $________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title, and interest therein to Dura and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

          Name:
                ---------------------------------------------------------------
                                   (Please Print)

          Address:
                   ------------------------------------------------------------

          City, State and Zip Code:
                                    -------------------------------------------

       If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.


          Name:
                ---------------------------------------------------------------
                                   (Please Print)

          Address:
                   ------------------------------------------------------------

          City, State and Zip Code:
                                    -------------------------------------------

          Taxpayer's Identification or Social Security Number:
                                                               ----------------

                                         Signature(s)

                                         --------------------------------------

                                         --------------------------------------

                                  Exhibit A-6

NOTE: The above signature(s) must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature(s) Guaranteed:



-----------------------------------







                                  Exhibit A-7

                                     ASSIGNMENT

       FOR VALUE RECEIVED,          hereby sells, assigns and transfers to:
                           --------

          Name:
                ---------------------------------------------------------------
                                 (Please Print)

          Address:
                   ------------------------------------------------------------

          City, State and Zip Code:
                                    -------------------------------------------


       Taxpayer's Identification or Social Security Number: ___________________ the right to purchase up to ________ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint ________ to transfer said Warrant with full power of substitution in the premises.

Dated:          ,
        --------  ----                      -----------------------------------


                                            -----------------------------------
                                            Signature(s) of registered Holder

NOTE: The above signature(s) must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


Signature(s) Guaranteed:


--------------------------------------

                                 Exhibit A-8

                                                                      Exhibit B

                            TERMS OF THE PARENT WARRANTS

 Expiration Date                    Sixty months from the Closing Date.

 Exercise Price per Share           $17.94 which equals $14.35 (the
 of Parent Common Stock             "Measurement Price") multiplied by 1.25.

 Fraction of a share of Parent      To be determined based on the Black-Scholes
 Common Stock issued upon exercise  Option Pricing Model such that each Share
 of each Parent Warrant             shall receive $2.50 in calculated value,
                                    subject to the effects of the Collar Range referred to in the following paragraph.
                                    The Black-Scholes valuation shall use an underlying asset value equal to the Measurement Price; a volatility factor of 65%; a sixty-month term from date of calculation and a risk-free rate equal to 6.43%.

 Collar A collar around the Measurement Price of plus or minus twenty percent (the "Collar Range"). If the average closing price of the Parent Common Stock for the ten consecutive trading days ending on the day prior to the day during which the Special Meeting occurs is within the Collar Range (including the end points), then the Black-Scholes valuation described in the preceding paragraph shall not be adjusted and the fraction of a share of Parent Common Stock issued upon exercise of each Parent Warrant shall be the same as determined above at the time of the public announcement. If the Closing Price is above or below the Collar Range, then the calculated value described in the preceding paragraph shall be at the high end of the Collar Range or at the low end of the Collar Range, respectively, and the fraction of a share of Parent Common Stock shall be correspondingly adjusted.